Exhibit 32.2

Certification of Principal Financial Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes‑Oxley Act of 2002

In connection with Colony Starwood Home’s (the “Company”) Quarterly Report on Form 10-Q for the three months ended September 30, 2016 (the “Report”), I, Arik Prawer, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2016	/s/ ARIK PRAWER
Arik Prawer
Chief Financial Officer